Exhibit 3.1



State of Delaware
Secretary of Stats
Division of Corporations
Delivered 01:57 PM 04/16/2004
FILED 01:57 PM 04/16/2004
SRV 040279883 - 3791942 File


                          CERTIFICATE OF INCORPORATION
                      OF NANO HOLDINGS INTERNATIONAL, INC.


FIRST:  The  name  of  the  corporation  is  NANO  HOLDINGS  INTERNATIONAL, INC.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The registered agent in charge thereof is The Company Corporation.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as the same exists or hereafter may be amended.

FOURTH: The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock, par value $0.001 per share ("Common Stock") and Preferred Stock, par value $0.001 per share ("Preferred Stock"). The total number of shares of Common Stock that the Corporation shall have authority to issue is seventy-five million (75,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000).

The board of directors of the Corporation is hereby granted the power to authorize by resolution, duly adopted from time to time, the issuance of any or all of the preferred stock in any number of classes or series within such classes and to set all terms of such preferred stock of any class or series, including, without limitation, its powers, preferences, rights, privileges, qualifications, restrictions and/or limitations. The powers, preference, rights, privileges, qualifications, restrictions and limitations of each class or series of the preferred stock, if any, may differ from those of any and all other classes or other series at any time outstanding. Any shares of any one series of preferred stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

FIFTH: The name and mailing address of the incorporator are as follows:

Trae O'Neil High
Associate
David M. Loev, Attorney At Law
2777 Allen parkway, Suite 1000
Houston, Texas 77019

SIXTH:  The  corporation  is  to  have  perpetual  existence.

SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

EIGHTH: The corporation shall, to the fullest extent permitted by the provisions of 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnity under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent find shall inure to the benefit of the heirs, execu-tors, and administrators of such person. The

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corporation  shall have the power to maintain insurance on behalf of any and all persons whom it shall have power to indemnity as discussed above against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

NINTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article NINTH.

     I, THE UNDERSIGNED, for purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 12th day of April, 2004.


                         BY:  /s/ Trae O'Neil High
                              --------------------
                              Trae O'Neil High

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